Exhibit 99.1

Cepton, Inc. Reports Fourth Quarter and Full Year 2021 Results and

Provides 2022 Business Updates and Milestones

Successful public listing in February 2022, resulting in cash and available liquidity of $175 million

Completed key production milestones with Tier-1 partner Koito Manufacturing in support of General

Motors Ultra Cruise program

Completed near-range lidar (Nova) design and sampling with multiple top-10 automotive OEMs

SAN JOSE, CA, February 17, 2022 – Cepton, Inc. (“Cepton”) (Nasdaq: CPTN), a Silicon Valley innovator and leader in high-performance MMT® lidar solutions, today announced business updates and financials for the fourth quarter and full year ended December 31, 2021.

“Since founding Cepton in 2016, we have had the unwavering vision of enabling safe and autonomous transportation for everyone. Following many years of hard work, we made tremendous progress towards achieving this vision by securing the largest known ADAS series production award in the industry,” said Jun Pei, Cepton’s Co-Founder and CEO. “We anticipate that 2022 will be a momentous year for Cepton as we accelerate our commercial success driven by industry leading lidar products that achieve the best balance between performance, reliability and cost. We are excited about the long-term opportunity given our competitive advantages and expect to see Cepton lidars in everyday vehicles in the not-too-distant future.”

2021 Highlights

●	Completed business combination with Growth Capital Acquisition Corp. on February 10, 2022, resulting in listing on the Nasdaq under “CPTN”, and cash and available liquidity of $175 million

●	Execution of series production award in support of General Motors (“GM”) Ultra Cruise on track to complete C-sample in the first half of 2022

●	Advanced engagements with four other global top-10 automotive OEMs for mass-market vehicle adoption of Cepton lidars

●	Engaged in discussions with all global top-10 automotive OEMs for production vehicle programs

●	10 advanced engagements and evaluations with other automotive OEMs outside of the global top-10 group

●	Nine production awards and 126 total engagements with Smart Infrastructure customers

2022 Objectives and Targeted Milestones

Hardware

●	Meet or exceed execution milestones in support of the GM Ultra Cruise program for anticipated Start of Production in 2023

●	Complete B-Sample design of Nova (near-range lidar product) and complete evaluation with multiple global top-10 automotive OEM customers

●	Complete Nova evaluation with multiple top global trucking OEMs and accelerate Nova advanced engagements with smart logistics customers

Software

●	Complete embedded automotive software development in support of the GM Ultra Cruise program for functional safety and over-the-air update support

●	Advance automotive perception software maturity for evaluation by top-10 automotive OEMs

Commercial

●	Secure one additional series production award from a top-10 global OEM and increase advanced engagements with global OEMs

●	Expand Cepton’s presence in China to address Automotive and Smart Infrastructure opportunities

●	Increase Smart Infrastructure production awards and engagements

Fourth Quarter and Full Year 2021 Financial Highlights

Revenue

●	Fourth quarter 2021 revenue was $1.3 million, an increase of 121%, compared to the prior year period

●	Full year 2021 revenue was $4.5 million, an increase of 124%, compared to full year 2020

Net loss

●	Fourth quarter 2021 net loss was $10.6 million, an increase of $4.6 million over the prior year period

●	Full year 2021 net loss was $37.1 million, an increase of $17.4 million over FY2020

EBITDA and Adjusted EBITDA

●	Fourth quarter 2021 EBITDA and adjusted EBITDA was $(10.6) million and $(9.4) million, respectively

●	Full year 2021 EBITDA and adjusted EBITDA was $(36.8) million and $(33.4) million, respectively

Cash and Available Liquidity

●	Cash and available liquidity were approximately $175 million as of February 11, 2022

Full Year 2022 Financial Outlook

●	Maintain prior 2022 revenue guidance of $15 million

●	Expected operating expenses in the range of $55 million to $65 million

●	Expected cash and available liquidity at end of 2022 to be greater than $100 million

Conference Call Details

Cepton will host a live conference call and webcast to discuss the business updates and results at 2:00 p.m. PT (5:00 p.m. ET) today. The live call can be accessed by dialing 844-826-3035 and by webcast at https://investors.cepton.com/.

A telephonic replay of the conference call will be available approximately two hours after the live call and until March 24, 2022, and can be accessed by dialing 844-512-2921 and entering the passcode 10164513. An archived webcast of the conference call will be accessible on Cepton’s Investor Relations page.

About Cepton, Inc.

Cepton is a Silicon Valley innovator of lidar-based solutions for automotive (ADAS/AV), smart cities, smart spaces and smart industrial applications. With its patented Micro Motion Technology (MMT®), Cepton aims to take lidar mainstream and achieve a balanced approach to performance, cost and reliability, while enabling scalable and intelligent 3D perception solutions across industries.

Cepton has been awarded the largest known ADAS lidar series production award in the industry to date, based on the number of vehicle models awarded, to support General Motors’ Ultra Cruise program. Cepton is also engaged with all other Top 10 global OEMs.

Founded in 2016 and led by industry veterans with decades of collective experience across a wide range of advanced lidar and imaging technologies, Cepton is focused on the mass market commercialization of high performance, high quality lidar solutions. Cepton is headquartered in San Jose, CA and has a center of excellence facility in Troy, MI to provide local support to the OEM and Tier 1-studded Metro Detroit area. Cepton also has a presence in Germany, Canada, Japan, India and China to serve a fast-growing global customer base. For more information, visit www.cepton.com and follow Cepton on Twitter and LinkedIn. Information on or that can be accessed through our website, our Twitter account, our LinkedIn account, or that is contained in any website to which a hyperlink is provided herein is not part of this press release.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The statements included under Full Year 2022 Financial Outlook above as well as any other statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate,” “objective,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “milestone,” “designed to” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Cepton cautions viewers of this press release that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond Cepton’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity, future sensor sales numbers and market share, potential benefits and the commercial attractiveness to its customers of Cepton’s products and services, the potential success of Cepton’s marketing and expansion strategies, and the potential for Cepton to achieve design awards.

These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Cepton’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including (1) the conditions affecting the markets in which Cepton operates; (2) the success of Cepton’s strategic relationships, including with its Tier 1 partners, none of which are exclusive; (3) fluctuations in sales of Cepton’s major customers; (4) fluctuations in capital spending in the automotive and smart infrastructure markets; (5) the impact of the COVID-19 pandemic on the global economy and financial markets, including any restrictions on Cepton’s operations and the operations of Cepton’s customers and suppliers resulting from public health requirements and government mandates; (6) changes in applicable laws or regulations; (7) the possibility that Cepton’s business may be adversely affected by other economic, business, and/or competitive factors; (8) the risk that current trends in the automotive and smart infrastructure markets decelerate or do not continue; (9) estimates for the financial performance of Cepton’s business may prove to be incorrect or materially different from actual results; (10) risks relating to the uncertainty of the projected financial and operating information, including whether Cepton will be able to achieve its target milestones, its pricing and sales volume targets, and its proposed production timelines and win the engagements contemplated in its projected pipeline, and the ability of OEMs and other strategic partners to re-source or cancel vehicle or technology programs; (11) risks related to future market adoption of Cepton’s offerings; (12) the final terms of Cepton’s arrangement with its Tier 1 partner and, in turn, its Tier 1 partner’s contract with GM differing from Cepton’s expectations, including with respect to volume and timing, or that the arrangement can be terminated or may not materialize into a long- term contract partnership arrangement; (13) risks related to Cepton’s marketing and growth strategies; (14) the effects of competition on Cepton’s future business; (15) Cepton’s ability to issue equity or equity-linked securities in the future; (16) expectations with respect to future operating and financial performance and growth, including when Cepton will generate positive cash flow from operations; (17) Cepton’s ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan, and to comply with the terms of any restrictive, financial or other covenants in the agreements governing such funding; (18) Cepton’s ability to execute its business plans and strategy; (19) the outcome of any legal proceedings that may be instituted against Cepton related to the recent business combination with Growth Capital Acquisition Corp.; and (20) the other risks and uncertainties indicated from time to time in the reports and documents Cepton files with the Securities and Exchange Commission (the “SEC”), including in the registration statement on Form S-1 (File No. 333-262667) and the registration statement on Form S-1 (File No. 333-262668), each filed with the SEC on February 11, 2022, and any amendments thereto. If any of these risks materialize or any of Cepton’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Cepton does not presently know or that Cepton currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Cepton’s expectations, plans or forecasts of future events and views as of the date of this press release. Cepton anticipates that subsequent events and developments will cause its assessments to change. However, while Cepton may elect to update these forward-looking statements at some point in the future, Cepton specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cepton’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Actual results, performance or achievements may, and are likely to, differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements were based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Cepton’s control.

Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as EBITDA and adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). EBITDA is defined as net income(loss) before interest expenses, provision for income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA as further adjusted to exclude stock-based compensation, non-recurring expenses and non-recurring income.

Cepton believes these non-GAAP financial measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cepton’s financial condition and results of operations. Cepton believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating actual and projected operating results and trends in comparing Cepton’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Cepton also believes that adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Our presentation of adjusted EBITDA should not be considered as an inference that our future results and financial position will be unaffected by unusual items. Cepton does not consider these non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and other amounts that are required by GAAP to be recorded in Cepton’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and other amounts are excluded or included in determining these non-GAAP financial measures.

Cepton, Inc. Contacts

Investors: InvestorRelations@cepton.com

Media: Faithy Li, media@cepton.com

Source: Cepton, Inc.

The following table presents a reconciliation of net loss (as determined in accordance with GAAP) to EBITDA and Adjusted EBITDA for each of the periods indicated:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2021	2020	2021	2020
Net loss	$(10,643)	$(6,028)	$(37,065)	$(19,634)
Interest expense	—	—	—	35
Provision for income taxes	4	5	20	26
Depreciation and amortization	58	46	210	184
EBITDA	$(10,581)	$(5,977)	$(36,835)	$(19,389)
Stock-based compensation	1,192	310	4,532	710
Gain on extinguishment of PPP Loan	—	—	(1,136)	—
Loss on extinguishment of debt	—	—	—	180
Loss on disposal of PPE	—	—	42	—
Non-recurring transaction expenses	82	—	1,075	—
Adjusted EBITDA	$(9,389)	$(5,667)	$(33,439)	$(18,679)

Condensed Consolidated Balance Sheets:

	December 31,
(in thousands)	2021	2020
ASSETS

Cash and cash equivalents and short-term investments	$6,490	$43,370
Accounts receivable, net of allowance for doubtful accounts of $0 and $0, respectively	500	285
Inventories	2,523	3,394
Prepaid expenses and other current assets	6,712	1,134
Total current assets	16,225	48,183
Property and equipment, net	480	457
Other Assets	293	94
Total assets	$16,998	$48,734

LIABILITIES CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$2,547	$1,214
Accrued expenses and other current liabilities	2,777	1,565
Total current liabilities	5,324	2,779
Long-term debt	—	1,121
Other long-term liabilities	23	1,293
Total liabilities	5,347	5,193

Commitments and contingencies
Convertible preferred stock:
Convertible preferred stock	99,470	99,470

Stockholders’ deficit:
Common stock, Class F stock and Additional paid-in capital	7,486	2,286
Accumulated other comprehensive income and accumulated deficit	(95,305)	(58,215)
Total stockholders’ deficit	(87,819)	(55,929)
TOTAL LIABILITIES CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$16,998	$48,734

See accompanying notes to the consolidated financial statements

Condensed Consolidated Statements of Operations:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2021	2020	2021	2020
Revenue	$1,278	$577	$4,502	$2,006
Cost of Revenue	1,520	1,179	7,678	3,746
Gross Profit	(242)	(602)	(3,176)	(1,740)

Operating Expenses	10,398	5,445	34,983	17,836
Operating Loss	(10,640)	(6,047)	(38,159)	(19,576)

Other income (expense)	1	24	1,114	(32)
Loss before provision for income taxes	(10,639)	(6,023)	(37,045)	(19,608)
Provision for income taxes	(4)	(5)	(20)	(26)

Net loss	(10,643)	(6,028)	(37,065)	(19,634)

Condensed Consolidated Statements of Cash Flows:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2021	2020	2021	2020
Net cash provided by (used in):
Operating activities	$(9,533)	$(3,827)	$(36,759)	$(16,980)
Investing activities	5,485	1,423	28,683	(32,256)
Financing activities	52	438	439	49,222
Effect of exchange rate changes on cash	(4)	(2)	(21)	(12)

Net increase (decrease) in cash and cash equivalents	(4,000)	(1,968)	(7,658)	(26)
Cash and cash equivalents, beginning of period	7,654	13,280	11,312	11,338
Cash and cash equivalents, end of period	3,654	11,312	3,654	11,312